EXHIBIT 4.6

SALMEDIX, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

March 30, 2004

Schedule A     Schedule of Investors

i

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 30th day of March, 2004, by and among Salmedix, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”). This Agreement amends and restated that certain Amended and Restated Investors’ Rights Agreement dated as of June 5, 2002, as amended through the date hereof (the “Prior Agreement”), by and among the Company and certain of the Investors.

RECITALS

WHEREAS, the Company and certain of the Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, certain of the Investors are presently holders of the Company’s Series A Preferred Stock and Series B Preferred Stock and possess certain rights to cause the Company to register shares of Common Stock issuable to such Investors and certain other matters pursuant to the Prior Agreement;

WHEREAS, the Company and two of the Investors are parties to those certain warrants dated January, 2002 and March 2004 for the purchase of shares of Common Stock and Series C Preferred Stock of the Company, respectively (together, the “Warrants”);

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Purchase Agreement, all of the Investors and the Company hereby desire to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement so that this Agreement shall govern the rights of all of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all of the provisions of the Prior Agreement shall be terminated and superseded and replaced in their entirety by this Agreement, in accordance with Section 3.7 of the Prior Agreement, and the parties further agree as follows:

1.	Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(d) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(e) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock of the Company held by a Holder, (ii) the Common Stock issuable or issued upon exercise of the Warrants and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(g) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(h) The term “SEC” shall mean the Securities and Exchange Commission.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of six months following the Company’s initial public offering of securities or March 30, 2007, a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of the amount of securities having an anticipated aggregate offering price of at least $5,000,000, then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of a registration of the initial offering of the Company’s securities to the public, provided that the Company, within thirty (30) days of its receipt of the Initiating Holders’ registration request, delivers written notice of such filing to all Holders;

(iii) During the period starting with the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration of the initial offering of the Company’s securities to the public, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (A) an opinion of counsel representing the Company for the purposes of such registration, dated as of such date and in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (B) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by the independent certified public accounts to underwriters in an underwritten public offering addressed to the underwriters.

1.5 Furnish Information.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 related to the Registrable Securities), including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (such counsel’s fees and disbursements not to exceed $25,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of Holders holding at least a majority of the Registrable Securities to be registered, unless such withdrawal is based upon material adverse information relating to the Company that is different from information not previously known or available to the selling Holders. In the event that the Company shall not be required to pay for the aforementioned expenses of registration, the selling Holders shall bear any and all such expenses, unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel (such counsel’s fees and disbursements not to exceed $25,000) for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included; (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering; or (iii) the securities of the selling Holders be excluded from the underwriting before any other party’s securities are first excluded from such registration. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership, corporation or limited liability company, the partners, former partners, stockholders, members or former members of such holder, or the estates and family members of any such partners, former partners, members or former members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party (subject to the limitations contained herein), if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and the termination of other provisions of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect to such claim or litigation.

1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has already effected a registration on Form S-3 for the Holders pursuant to this Section 1.12 during the preceding six months; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders (not to exceed $25,000) and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) any limited partner, general partner, or former partner of a Holder which is a partnership, (ii) any spouse, ancestor, lineal descendant or sibling of a Holder who is an individual, (iii) any trust for the benefit of a transferee or assignee of such securities, (iv) any transferee who acquires at least Fifty Thousand (50,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), (v) any member or former member of a Holder which is a limited liability company, provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or former partners of such partnership and members or former members of a Holder which is a limited liability company (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company, as applicable; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Sections 1.2, 1.3 or 1.12 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

1.15 “Market Stand-Off” Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of the registration statements of the Company described in clause (b) below filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a) all officers and directors of the Company, all holders of at least 1% of the Company’s outstanding capital stock and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

(b) such market stand-off time period shall not exceed one hundred eighty (180) days in the case of the initial offering of the Company’s securities to the public, or ninety (90) days in the case of the next subsequent offering of the Company’s securities to the public; and

(c) except in the case of the initial offering of the Company’s securities to the public, such market stand-off shall not apply to securities excluded from such registration by operation of the underwriter’s discretion to exclude securities pursuant to Section 1.8 of this Agreement.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

1.16 Termination of Registration Rights.

(a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

(b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on or after the closing of the first Company-initiated registered public offering of Common Stock of the Company, provided that (i) the Company is subject to the provisions of the 1934 Act, (ii) such Holder holds less than one percent (1%) of the Company’s outstanding stock and (iii) all shares of Registrable Securities held by and issuable to such Holder may immediately be sold under Rule 144 during any ninety (90) day period.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

(a) provided such Investor holds shares of Registrable Securities, as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) provided such Investor holds shares of Registrable Securities, as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) provided such Investor holds at least 250,000 shares of Registrable Securities (each, a “Major Investor”), within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail and for the current fiscal year to date, a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year end audit adjustments may not have been made;

(d) provided such Investor is a Major Investor, as soon as practicable, but in any event thirty (30) days following its approval by the Company’s Board of Directors, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in subsections 2.1(a), (b), (c), (d) and (f) and Section 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

2.4 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For the purposes of determining a Major Investor under this Section 2.4, the Company shall aggregate all Registrable Securities held by an Investor, its partners or members, and any of its affiliates. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 20 calendar days after giving of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which other Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

(c) If all Shares referred to in the Notice are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this paragraph 2.4 shall not be applicable to (i) the issuance or sale of Common Stock issued pursuant to a stock dividend or a split, subdivision, or recapitalization of the outstanding shares of Common Stock of the Company, (ii) shares of Common Stock issuable or issued to employees, consultants, directors or officers of the Company pursuant to a stock option plan or restricted stock plan approved by the Board of Directors, (iii) shares of Common Stock issued in connection with a bona fide acquisition of another business entity or business segment of another business entity by the Company, whether by merger, consolidation, sale of assets or sale or exchange of stock, whereby the Company will own more than 50% of the voting stock of such business entity or business segment, provided that such transaction is approved by the Board of Directors of the Company including the directors elected by the holders of Series A Preferred Stock then serving as directors of the Company, the directors elected by the holders of Series B Preferred Stock then serving as directors of the Company and the directors elected by the holders of Series C Preferred Stock then serving as directors of the Company, (iv) shares of Common Stock issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions which are approved by the Board of Directors, (v) shares of Common Stock issued upon conversion of the Preferred Stock, (vi) shares of Common Stock issued or issuable in connection with corporate partnering, licensing or other strategic transactions on terms approved by the Board of Directors, including the directors elected by the holders of Series A Preferred Stock then serving as directors of the Company, the directors elected by the holders of Series B Preferred Stock then serving as directors of the Company and the directors elected by the holders of Series C Preferred Stock then serving as directors of the Company, and provided that such issuances are for other than primarily equity financing purposes, (vii) shares of Common Stock issued or issuable (1) in a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (2) upon exercise of warrants or rights granted to underwriters in connection with such a public offering; and (viii) any right, option, or warrant to acquire any security convertible into any security excluded from the operation of this right of first offer pursuant to subsections (ii) through (vii) above.

(e) Except as provided for herein, the right of first offer set forth in this Section 2.4 may not be assigned or transferred.

2.5 Termination of Right of First Offer. The rights set forth in Section 2.4 and hereof shall terminate and be of no further force or effect upon, and shall not apply to, the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

2.6 Key-Person Insurance. The Company shall obtain and maintain in full force and effect until such time as the Board of Directors determines that such insurance should be discontinued, term life insurance in the amount of $1,000,000 on the life of each of two key executives of the Company, one from each of the following two categories: (i) its Chief Executive Officer or President, and (ii) its Chief Operating Officer, with proceeds payable to the Company, such insurance to be obtained at such time as each such position is filled.

2.7 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors and consultants shall be subject to a right of first refusal in favor of the Company and vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year of such service, and (b) seventy-five (75%) of such stock shall vest thereafter in monthly increments over the remaining three (3)

years. With respect to any shares of Common Stock purchased by such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service to the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person. Unless previously terminated by the Board of Directors, the foregoing obligations shall terminate and be of no further force or effect upon the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

2.8 Proprietary Information and Inventions Agreements. The Company shall require all officers and employees to execute a Proprietary Information and Inventions Agreement and shall require all consultants to execute a Consulting Agreement, each agreement in a form approved by the Board of Directors. The foregoing obligations shall terminate and be of no further force or effect upon the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

2.9 Indemnification Agreements. The Company shall use best efforts to provide and execute indemnification agreements with each Company director and executive officer within thirty (30) days of the date of this Agreement.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Purchasers of Series C Preferred Stock in a subsequent sale pursuant to Section 1.3 of the Purchase Agreement shall execute counterpart signature pages to this Agreement and shall become parties hereto without the need of further action, signature or approval by the other Investors, under Section 3.7 of this Agreement or otherwise.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

3.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SALMEDIX, INC., a Delaware corporation

	By:	/s/ DAVID S. KABAKOFF
David S. Kabakoff
	Its:	Chief Executive Officer

Address:	9380 Judicial Drive
San Diego, California 92121

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INVESTORS’ RIGHTS AGREEMENT]

INTERWEST PARTNERS VIII, L.P.

	By:	InterWest Management Partners VIII, LLC
	Its:	General Partner

	By:	/s/ ARNOLD L. ORONSKY
Arnold L. Oronsky
	Its:	Managing Director

Address:	2710 Sand Hill Road
Menlo Park, CA 94025

INTERWEST INVESTORS VIII, L.P.

	By:	InterWest Management Partners VIII, LLC
	Its:	General Partner

	By:	/s/ ARNOLD L. ORONSKY
Arnold L. Oronsky
	Its:	Managing Director

Address:	2710 Sand Hill Road
Menlo Park, CA 94025

INTERWEST INVESTORS Q VIII, L.P.

	By:	InterWest Management Partners VIII, LLC
	Its:	General Partner

	By:	/s/ ARNOLD L. ORONSKY
Arnold L. Oronsky
	Its:	Managing Director

Address:	2710 Sand Hill Road
Menlo Park, CA 94025

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INVESTORS’ RIGHTS AGREEMENT]

VERSANT VENTURE CAPITAL I, L.P.

	By:	/s/ BRIAN ATWOOD
Brian Atwood
	Its:	Managing Director

Address:	3000 Sand Hill Road Building 1, Suite 260
Menlo Park, CA 94025

VERSANT SIDE FUND I, L.P.

	By:	/s/ BRIAN ATWOOD
Brian Atwood
	Its:	Managing Director

Address:	3000 Sand Hill Road Building 1, Suite 260
Menlo Park, CA 94025

VERSANT AFFILIATES FUND I-A, L.P.

	By:	/s/ BRIAN ATWOOD
Brian Atwood
	Its:	Managing Director

Address:	3000 Sand Hill Road Building 1, Suite 260
Menlo Park, CA 94025

VERSANT AFFILIATES FUND I-B, L.P.

	By:	/s/ BRIAN ATWOOD
Brian Atwood
	Its:	Managing Director

Address:	3000 Sand Hill Road Building 1, Suite 260
Menlo Park, CA 94025

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INVESTORS’ RIGHTS AGREEMENT]

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

	By:	ARE-QRS CORP., a Maryland corporation

	By:	/s/ JOEL S. MARCUS
Joel S. Marcus
	Its:	Chief Executive Officer

Address:	135 North Los Robles Avenue
Suite 250
Pasadena, California 91101

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INVESTORS’ RIGHTS AGREEMENT]

CMEA VENTURES LIFE SCIENCES 2000, L.P.

	By:	/s/ M. SCHREIBSTEIN

	Its:	General Partner

Address:	One Embarcadero Center, Suite 3250
San Francisco, CA 94111
ATTN: Meryl L. Schreibstein

CMEA VENTURES LIFE SCIENCES 2000, Civil Law Partnership

	By:	/s/ M. SCHREIBSTEIN

	Its:	General Partner

Address:	One Embarcadero Center, Suite 3250
San Francisco, CA 94111
ATTN: Meryl L. Schreibstein

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INVESTORS’ RIGHTS AGREEMENT]

DELPHI VENTURES V, L.P.

	By:	Delphi Management Partners V, L.L.C.
	Its:	General Partner

	By:	/s/ DEEPA PAKIANATHAN
	Its:	Managing Member

Address:	3000 Sand Hill Road
Suite 135, Building 1
Menlo Park, CA 94025

DELPHI BIOINVESTMENTS V, L.P.

	By:	Delphi Management Partners V, L.L.C.
	Its:	General Partner

	By:	/s/ DEEPA PAKIANATHAN
	Its:	Managing Member

Address:	3000 Sand Hill Road
Suite 135, Building 1
Menlo Park, CA 94025

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INVESTORS’ RIGHTS AGREEMENT]

ABERDARE VENTURES II, L.P.

	By:	Aberdare GP II, L.L.C.
	Its:	General Partner

	By:	/s/ PAUL H. KLINGENSTEIN
Paul H. Klingenstein
	Its:	Managing Director

Address:	One Embarcadero Center, Suite 4000
San Francisco, CA 94111

ABERDARE VENTURES II (Bermuda), L.P.

	By:	Aberdare GP II, L.L.C.
	Its:	General Partner

	By:	/s/ PAUL H. KLINGENSTEIN
Paul H. Klingenstein
	Its:	Managing Director

Address:	One Embarcadero Center, Suite 4000
San Francisco, CA 94111

PAUL H. KLINGENSTEIN

	By:	/s/ PAUL H. KLINGENSTEIN
An individual investor

Address:	One Embarcadero Center, Suite 4000
San Francisco, CA 94111

JOHN H. ODDEN

	By:	/s/ JOHN H. ODDEN
An individual investor

Address:	One Embarcadero Center, Suite 4000
San Francisco, CA 94111

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INVESTORS’ RIGHTS AGREEMENT]

VENTURES WEST 7 LIMITED PARTNERSHIP

By:	Ventures West 7 Management Ltd.
Its:	General Partner

By:	/s/ SAM [illegible]
Its:	Senior Vice President

By:	/s/ HOWARD RIBACK
Howard Riback
Its:	Vice President, Finance and Administration

Address: 1285 West Pender Street
Vancouver, B. C. V6E 4B1

VENTURES WEST 7 U.S. LIMITED PARTNERSHIP

By:	Ventures West 7 Management (International) Inc.
Its:	Manager

By:	/s/ SAM [illegible]
Its:	Senior Vice President

By:	/s/ HOWARD RIBACK
Howard Riback
Its:	Vice President, Finance and Administration

Address: 1285 West Pender Street
Vancouver, B. C. V6E 4B1

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INVESTORS’ RIGHTS AGREEMENT]

BIOFRONTIER GLOBAL INVESTMENT PARTNERSHIP a Japanese civil law partnership

	By:	Biofrontier Partners Co., Ltd.
	Its:	General Partner

	By:	/s/ YOSHIHIRO OHTAKI
Yoshihiro Ohtaki
	Its:	President

Address:	K.I. Kousan Tokyo Building, 3rd Floor
2-3-14 Yaesu, Chuo-ku
Tokyo, Japan 104-0028

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INVESTORS’ RIGHTS AGREEMENT]

GENECHEM THERAPEUTICS VENTURE FUND L.P.

	By:	GeneChem Therapeutics, Inc.
	Its:	General Partner

		By:	GeneChem Management, Inc.

		By:	/s/ LOUIS LACASSE
Louis Lacasse
		Its:	President

Address:	1001, de Maisonneuve O., Suite 920
Montreal, Quebec
Canada H3A 3C8

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INVESTORS’ RIGHTS AGREEMENT]

PROQUEST INVESTMENTS II, L.P.

	By:	/s/ PASQUALE DEANGELIS
Pasquale DeAngelis
	Its:	Chief Financial Officer

PROQUEST INVESTMENTS II ADVISORS FUND, L.P.

	By:	/s/ PASQUALE DEANGELIS
Pasquale DeAngelis
	Its:	Chief Financial Officer

QS MEDIX INC.

	By:	/s/ CRAIGMUIR CHAMBERS
	Its:	Managing Director

Address:	Craigmuir Chambers
P. O. Box 71
Road Town Tortola
British Virgin Islands

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INVESTORS’ RIGHTS AGREEMENT]

H.I.G. SALMEDIX, INC.

By:
Its:

	By:	/s/ [illegible]

Its:

Address:	H.I.G. Salmedix, Inc.
c/o Maples & Calder
P.O. Box 309, Ugland House
South Church Street, George Town
Grand Cayman, Cayman Islands

With copies to:

Aaron Davidson
Managing Director
H.I.G. Ventures
1001 Brickell Bay Drive
27th Floor
Miami, FL 33131

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INVESTORS’ RIGHTS AGREEMENT]

EASTON HUNT CAPITAL PARTNERS, L.P.

	By:	EHC GP, L.P.
	Its:	General Partner

	By:	EHC, INC.
	Its:	General Partner

	By:	/s/ RICHARD P. SCHNEIDER
Richard P. Schneider

	Its:	Vice President & Secretary

Address:		641 Lexington Avenue – 21st floor New York, NY 10022

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INVESTORS’ RIGHTS AGREEMENT]

HUNT VENTURES, L.P.

By:
Its:

	By:	/s/ FULTON MURRAY III

	Its:	Managing Director

Address:	1445 Ross Avenue Suite 1500
Dallas, TX 75202

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INVESTORS’ RIGHTS AGREEMENT]

NOVO A/S

By:
Its:

	By:	/s/ [illegible]
Its:

Address:		Novo A/S Krogshojvej 41 DK – 2880 Bogsvaerd

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INVESTORS’ RIGHTS AGREEMENT]

CLARIDEN BANK, as custodian for the Clariden Biotech Equity Fund

By:
Its:

	By:	/s/ E. [illegible]

	Its:	Executive Vice President

Address:

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INVESTORS’ RIGHTS AGREEMENT]

CADUCEUS PRIVATE INVESTMENTS II, LP

	By:	OrbiMed Capital II LLC

/s/ [illegible]
General Partner
OrbiMed Capital LLC
767 3rd Avenue, 30th Floor
New York, NY 10017
Attn: Eric Bittelman, CFO

CADUCEUS PRIVATE INVESTMENTS II (QP), LP

	By:	OrbiMed Capital II LLC

/s/ [illegible]
General Partner
OrbiMed Capital LLC
767 3rd Avenue, 30th Floor
New York, NY 10017
Attn: Eric Bittelman, CFO

UBS JUNIPER CROSSOVER FUND, L.L.C.

	By:	OrbiMed Advisors LLC

/s/ [illegible]
Member of UBS Juniper Crossover
Management, L.L.C.
Managing Member

Address:	PFPC Trust 8800 Tinicum Blvd., 3rd Floor Philadelphia, PA 19153 Attn: Eric Kessler

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INVESTORS’ RIGHTS AGREEMENT]

SG COWEN SECURITIES CORPORATION

	By:	/s/ CHARLES E. MATHER

	Its:	Charles E. Mather, Managing Director

Address:	1221 Avenue of the Americas New York, NY 10020

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SCHEDULE A

SCHEDULE OF INVESTORS

InterWest Partners VIII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

Versant Venture Capital I, L.P.

Versant Side Fund I, L.P.

Versant Affiliates Fund I-A, L.P.

Versant Affiliates Fund I-B, L.P.

Alexandria Equities, LLC

CMEA Ventures Life Sciences 2000, L.P.

CMEA Ventures Life Sciences 2000, a Civil Law Partnership

Delphi Ventures V, L.P.

Delphi BioInvestments V, L.P.

ProQuest Investments II, L.P.

ProQuest Investments II Advisors Fund, L.P.

Ventures West 7 Limited Partnership

Ventures West 7 U.S. Limited Partnership

Biofrontier Global Investment Partnership

GeneChem Therapeutics Venture Fund L.P.

Aberdare Ventures II, L.P.

Aberdare Ventures II (Bermuda), L.P.

Paul H. Klingenstein

John H. Odden

H.I.G. Salmedix, Inc.

Caduceus Private Investments II, LP

Caduceus Private Investments II (QP), LP

UBS Juniper Crossover Fund, LLC

Easton Hunt Capital Partners, L.P.

Hunt Ventures, L.P.

Novo A/S

Clariden Bank

QS Medix Inc.

SG Cowen Securities Corporation